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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE
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FOR:           TRUMP HOTELS & CASINO RESORTS, INC. (NYSE: DJT)

CONTACT:       Mark A. Brown, President
               (609) 449-5550

FOR RELEASE:   May 17, 2002  -  IMMEDIATE

               TRUMP HOTELS & CASINO RESORTS TO POSTPONE FINANCING

     NEW YORK, NY - Trump Hotels & Casino Resorts, Inc. ("THCR" or the "Company") announced today that it has decided not to do the private placement of $470 million mortgage notes backed by the assets of Trump Marina Casino Resort in Atlantic City, New Jersey and the Company's Riverboat Casino in Indiana. The interest rates were unacceptable to the Company. Because of the tremendous improvement in operating cash flow, together with a favorable near term outlook, the Company believes it will be better served by revisiting the capital markets later this year.

     Trump Marina's first significant debt of $242.1 million 11-3/4% Mortgage Notes do not mature until November 15, 2003, approximately 1-1/2 years. Trump Marina's $67 million 10-1/4% Senior Secured Notes do not mature until April 30, 2003, and the Company believes that these Senior Notes are readily financeable. The Company's $109.5 million in remaining Senior Secured Notes do not mature until June 15, 2005.

     Donald J. Trump, the Company's Chairman, President and Chief Executive Officer, said, "Our 45.9% increase in EBITDA for the first quarter 2002, which included a 61.7% increase for Trump Marina, a 48.3% increase for Taj Mahal, a 45.8% increase for Trump Plaza and a 17.5%

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increase for Trump Indiana, along with the equally encouraging second quarter results to date, affirm my belief that the Company will be able to attain, subject to a continuation of strong business, a lower interest rate in the latter part of this year. With the summer season upon us, the opening of the 2,000 car Indiana garage and the approval of our Trump 29 Casino management agreement in Palm Springs, California, as well as the continued fine efforts by our management team, I am confident that a more attractive financing will be available to the Company towards the end of this year."

     Trump Hotels & Casino Resorts, Inc. is a public company which is approximately 45.6% owned by Donald J. Trump. The Company is separate and distinct from all of Mr. Trump's other holdings.

   PSLRA Safe Harbor for Forward-Looking Statements and Additional Available
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                                  Information
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     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

     All statements, trend analysis and other information contained in this release relative to THCR's or its subsidiaries' performance, trends in THCR's or its subsidiaries' operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of THCR, THCR notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of THCR. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company's management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. This Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of THCR are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by THCR or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

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     Additional information concerning the potential risk factors that could affect the Company's future performance are described from time to time in the Company's periodical reports filed with the Securities and Exchange Commission (the "Commission"), including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the Commission's website, www.sec.gov, or on the Company's website, www.trump.com.

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